UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ATTUNITY LTD.

(Exact Name of Registrant as Specified in its Charter)

Israel	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Kfar Netter Industrial Park, Kfar Netter, Israel	40593
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value NIS 0.40 per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Explanatory Note

This Registration Statement on Form 8-A is being filed to register the ordinary shares, par value NIS 0.40 per share (the “Ordinary Shares”), of Attunity Ltd., an Israeli corporation (the “Company”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with the listing of the Ordinary Shares on the NASDAQ Capital Market (the “NASDAQ”).  The Company anticipates that the listing of the Ordinary Shares will commence trading on the NASDAQ at the opening of trading on the NASDAQ on July 26, 2012 under the symbol “ATTU”.

Item 1.    Description of Registrant’s Securities to be Registered

The description of securities required by this Item is contained in Item 1 of the Company's registration statement on Form 8-A filed with the Securities and Exchange Commission on December 17, 1991 and any amendment or report filed for the purpose of updating that description, and is incorporated herein by reference.

Item 2.    Exhibits

Because no other securities of the registrant are registered on the NASDAQ Capital Market, and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATTUNITY LTD.

By:	/s/ Dror Harel-Elkayam
Name: Dror Harel-Elkayam
Title: Chief Financial Officer and Secretary

Date: July 25, 2012